UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report - May 4, 2005

Commission File Number: 0-23863

PEOPLES FINANCIAL SERVICES CORP.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	23-2391852
(State of incorporation)	(IRS Employer Identification No.)

50 MAIN STREET, HALLSTEAD, PA	18822
(Address of principal executive offices)	(Zip code)

(570) 879-2175
(Registrant’s telephone number including area code)

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

At the Annual Meeting of Shareholders, held April 28, 2005, Directors George H. Stover, Jr. and Richard S. Lochen, Jr. were re-elected to a three-year term, expiring in 2008.

At the Annual Reorganizational Meeting, held April 29, 2005, John W. Ord was elected as Board Chairman.  He is also President and Chief Executive Officer. Russell D. Shurtleff was elected to the position of Lead Director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PEOPLES FINANCIAL SERVICES, CORP.

	/s/	Debra E. Dissinger

Dated: May 4, 2005		By: Debra E. Dissinger
Executive Vice President

	/s/	Frederick J. Malloy

Dated: May 4, 2005		By: Frederick J. Malloy
Asst. Vice President/Controller

	/s/	John W. Ord

Dated: May 4, 2005		By: John W. Ord
President/ CEO/Chairman

	/s/	Joseph Ferretti

Dated: May 4, 2005		By: Joseph Ferretti
Vice President/Chief Credit Officer